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                                                                    Exhibit 99.1


                                            CONTACTS:

FOR ILEX                                    FOR GENZYME
Craig Tooman (all inquiries)                Sally Curley (investors)
(210) 949-8209                              (617) 768-6140

                                            Maria Foley (media)
                                            (617) 768-6690

FOR IMMEDIATE RELEASE
February 26, 2004

                GENZYME CORPORATION TO ACQUIRE ILEX ONCOLOGY, INC
              ----------------------------------------------------
              TAKES IMPORTANT STEP TO ESTABLISH ONCOLOGY FRANCHISE

     CAMBRIDGE, Mass. and SAN ANTONIO, Texas - Genzyme Corporation (Nasdaq:
GENZ) and ILEX Oncology, Inc (Nasdaq: ILXO) announced today a merger agreement under which ILEX shareholders will receive shares of Genzyme common stock valued at $26.00 per share, or approximately $1 billion in equity value. Excluding amortization, the transaction is expected to be dilutive to Genzyme's near-term earnings and accretive in 2006.

     With this transaction, Genzyme takes a significant step toward fulfilling its goal of building an oncology business. ILEX offers a strong franchise with a growing marketed product, a promising pipeline with two late-stage products and a first-class clinical development organization. The pipeline significantly augments Genzyme's long-standing program in oncology, which includes a research and early development portfolio with particular strengths in antibodies, small molecules and cell-based therapeutics. The merger also capitalizes on Genzyme's substantial expertise in

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Genzyme Corporation to Acquire ILEX Oncology, Inc. - page 2 biologics and targeted therapeutics, and its expanding oncology testing business. Genzyme is one of the world's top five biotechnology companies, with ten major marketed products and a global regulatory, manufacturing and commercial infrastructure. Cancer, unquestionably, represents a significant unmet medical need that includes well-defined groups of addressable patient populations. This market is one of great opportunity for Genzyme, which is dedicated to making a major positive impact on the lives of patients with serious diseases.

     "This transaction is a very good strategic fit for Genzyme that provides us with a solid franchise in the important field of oncology," stated Henri A. Termeer, chairman and chief executive officer, Genzyme Corporation. "Through this merger, we gain an experienced team that has brought a cancer therapy from development to market. The combined strength of the ILEX program and Genzyme's oncology pipeline expertise and infrastructure will provide the foundation for a sustainable and competitive commercial oncology business."

     "We believe this transaction brings significant value to ILEX shareholders and recognizes the high quality oncology franchise that we at ILEX have built," said Jeffrey Buchalter, president and chief executive officer, ILEX Oncology, Inc. "Genzyme is a top-tier biotech company with the resources and commitment to take us to the next level as we continue to expand our markets and, ultimately, commercialize our own products."

     Genzyme plans to maintain ILEX operations in San Antonio, acknowledging the impressive work currently underway by the ILEX team.

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Genzyme Corporation to Acquire ILEX Oncology, Inc. - page 3

A GROWING MARKETED PRODUCT

     ILEX's lead product, CAMPATH(R) (alemtuzumab for injection), is indicated in the United States for the treatment of B-cell chronic lymphocytic leukemia (B-CLL). CAMPATH is already having a significant impact in oncology, less than three years after earning U.S. marketing approval.

     CAMPATH is a humanized monoclonal antibody that binds to a specific target, CD52, on cell surfaces directing the body's immune system to destroy malignant cells. The U.S. Food and Drug Administration approved CAMPATH for the treatment of B-CLL in patients who have been treated with alkylating agents and who have failed fludarabine therapy. It is the first and only monoclonal antibody approved by the FDA for the treatment of patients with B-CLL.

     ILEX and its marketing partner, Schering AG (NYSE: SHR), are currently conducting a number of additional trials with CAMPATH to expand its use. A Phase III comparison trial with chlorambucil, if successful, will help establish CAMPATH as a useful therapy for earlier-line B-CLL treatment. ILEX expects to fully enroll this trial with nearly 300 patients this year. Similarly, ILEX has initiated a fludarabine combination Phase III trial that will examine the efficacy of combining CAMPATH with one of the most commonly used agents for CLL. Two Phase I/II trials of CAMPATH have been initiated in non-Hodgkin's lymphoma
(NHL), one in combination with Rituxan(R) and another as a single agent in relapsed or refractory low-grade NHL.

     Additionally, CAMPATH is demonstrating its potential to treat other diseases beyond cancer. A randomized Phase II trial against Rebif(R) in treating multiple sclerosis should be fully enrolled in 2004 and abstracts from investigator-sponsored studies of

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Genzyme Corporation to Acquire ILEX Oncology, Inc. - page 4

CAMPATH in solid organ transplant surgery are expected to be presented at the American Transplant Congress in May.

     Schering AG holds exclusive worldwide marketing and distribution rights plus additional exclusive rights in Japan and the Asian Pacific region to CAMPATH (MABCAMPATH(R) in Europe). In the United States, the product is marketed by approximately 100 oncology sales representatives of Berlex Laboratories, a U.S. affiliate of the Schering AG Group.

     ILEX currently fields a 12-member force of medical scientific liaisons to support the investigational research being done with CAMPATH and other ILEX pipeline products.

     In 2003, global net sales of CAMPATH reported by Schering AG were $71.7 million, compared to $44.1 million in 2002, a growth rate of 63%. ILEX reported revenues in 2003 of $34.8 million, primarily driven by the contribution of CAMPATH. At the end of 2003, ILEX had $198 million in cash and marketable securities.

STRATEGIC PIPELINE

     ILEX's lead pipeline candidate is clofarabine, a next-generation purine nucleoside analogue that inhibits both DNA and RNA synthesis. ILEX is currently investigating clofarabine for use in pediatric and adult acute leukemias, as well as advanced solid tumors. ILEX has initiated a rolling New Drug Application
(NDA) with the FDA for treatment of relapsed or refractory acute leukemias in children following receipt of a fast track designation, and Genzyme expects approval of clofarabine in 2005. ILEX recently reported positive interim results from Phase II studies for clofarabine in pediatric and adult acute leukemia. Phase I studies evaluating clofarabine in advanced solid tumors are currently underway in both intravenous and oral formulations.

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Genzyme Corporation to Acquire ILEX Oncology, Inc. - page 5

     ILEX holds the rights from Bioenvision, Inc. (Amex: BIV) to develop and market clofarabine for cancer applications in the United States and Canada. Bioenvision is responsible for developing clofarabine in the rest of the world.

     ILEX's Phase II pipeline candidate is ILX-651, a synthetic analog of the natural substance dolastatin that has a unique mechanism of action targeting tubulin. ILEX is currently enrolling Phase II trials in melanoma and non-small cell lung cancer after seeing promising activity in Phase I solid tumor trials. ILEX has exclusive worldwide rights to ILX-651 in cancer.

     ILEX's product portfolio will serve as a solid complement to Genzyme Oncology's research and development pipeline that is pursuing direct anti-tumor approaches, anti-angiogenesis and immunotherapy. Genzyme Oncology expects to report data from its Phase I/II trial of a patient-specific vaccine for kidney cancer at the June meeting of the American Society of Clinical Oncology. It is also making substantial progress in its collaboration with the pharmaceutical division of Kirin Brewery of Japan around its proprietary portfolio of tumor endothelial markers (TEMs). Genzyme Oncology has generated fully human antibodies to a number of the TEMs that demonstrate significant activity in in vitro models of angiogenesis and in in vivo models with tumor-bearing mice. Kirin has agreed to fund additional research and the collaboration expects to identify a development candidate this year.

     Genzyme Oncology has also accelerated its activity in approaches to cancer with a Phase I-II trial of a small molecule that offers promise in liver cancer. A preclinical program with tumor-targeted compounds is underway and preclinical work with inhibitors of PRL-3, a gene believed to be implicated in metastatic colon cancer, is also expected to begin in 2004.

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Genzyme Corporation to Acquire ILEX Oncology, Inc. - page 6

TRANSACTION TERMS

     Genzyme's business combination with ILEX will take the form of a stock-for-stock merger and is expected to be completed by the middle of the year. Under the terms of the agreement, ILEX shareholders will receive shares of Genzyme General common stock for each ILEX share owned based on an exchange ratio. This exchange ratio will equal $26.00 divided by the average (rounded to the nearest cent) of the per share closing prices of Genzyme common stock as reported by Nasdaq during the 20 trading days ending on the fifth trading day prior to the closing of the transaction, provided that if this average is greater than $59.88, then the exchange ratio will be 0.4342, and if this average is less than $46.58, then the exchange ratio will be 0.5582. Cash will be paid for fractional shares.

     The tax-free transaction has a total value of approximately $1 billion, based on ILEX's 39.0 million shares outstanding today and Genzyme's offer price of $26 per share.

     The transaction has been approved by the boards of directors of both companies, and is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval of ILEX's stockholders. In association with the transaction, Genzyme anticipates it may incur charges associated with purchase accounting which will be detailed following its closing.

ABOUT GENZYME

     Genzyme Corporation is a global biotechnology company dedicated to making a major positive impact on the lives of people with serious diseases. The company's broad product portfolio is focused on rare genetic disorders, renal disease, osteoarthritis and immune-mediated diseases, and includes an industry-leading array of diagnostic

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Genzyme Corporation to Acquire ILEX Oncology, Inc. - page 7 products and services. Genzyme's commitment to innovation continues today with research into novel approaches to cancer, heart disease, and other areas of unmet medical need. More than 5,300 Genzyme employees in offices around the globe serve patients in over 80 countries.

ABOUT ILEX

     ILEX Oncology, Inc. is an oncology drug development company. ILEX maintains a core competency in oncology drug development, with locations in San Antonio, Texas and Guildford, England. ILEX also conducts research in angiogenesis inhibition, cell signaling, medical chemistry and nuclear receptor biology at its laboratories in Boston, Massachusetts and Geneva, Switzerland.

     This press release is not a substitute for the prospectus/proxy statement Genzyme and ILEX intend to file with the U.S. Securities and Exchange Commission. Investors are urged to read that document when it becomes available, because it will contain important information about Genzyme, ILEX, the proposed business combination and related matters, including detailed risk factors. The prospectus/proxy statement and other documents filed by Genzyme and ILEX with the SEC will be available free of charge at the SEC's website (www.sec.gov) and from Genzyme or ILEX. Requests for copies of Genzyme's SEC filings can be directed to Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Investor Relations. Requests for copies of ILEX's SEC filings can be directed to Ilex Oncology, Inc., 4545 Horizon Hill Blvd., San Antonio, Texas 78229, Attention: Investor Relations.

     ILEX, its directors, and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from ILEX's stockholders in favor of the transaction. Information about the directors and executive officers of ILEX and

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Genzyme Corporation to Acquire ILEX Oncology, Inc. - page 8 their ownership of ILEX stock is set forth in the proxy statement for ILEX's 2003 annual meeting of stockholders and other filings with the SEC. Certain directors, executive officers and employees of ILEX may have direct or indirect interest in the transaction due to securities holdings, vesting of options and rights to severance payments. In addition, ILEX's current directors and officers, after the merger, will be entitled to indemnification by Genzyme and benefit from insurance coverage for certain liabilities that may arise from their service as directors and officers of ILEX prior to the merger. Additional information regarding the participants in the solicitation of ILEX's stockholders will be included in the prospectus/proxy statement.

     This press release contains forward-looking statements, including statements about: the potential business combination between Genzyme and ILEX; the impact of the anticipated transaction on Genzyme's operations and the potential benefits of the anticipated transaction; plans for expanding the indications of, and uses for, ILEX's products and product candidates; and expectations regarding the commencement and completion of, and announcement of data from, clinical trials conducted by or on behalf of both companies. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the willingness of ILEX shareholders to vote their shares in favor of the potential business combination; the receipt of regulatory and third party consents to the extent required for the transaction; the ability to successfully integrate ILEX's operations and programs with Genzyme's and the time and resources required to do so; the actual design, results and timing of preclinical and clinical studies for both companies' products and product candidates; enrollment rates for both companies' clinical trials; the actual timing and content of submissions to and decisions made by regulatory authorities regarding each company's products and product candidates, including the receipt of marketing approval in the United States for Clofarabine; the ability to manufacture sufficient quantities of products for development and commercialization activities and to do so in a timely and cost-efficient manner; the ability to attract and retain qualified sales forces; the availability and extent of reimbursement from third party payers for ILEX's products and product candidates; the scope, validity and enforceability of patents directed to, and the effect of any third party proprietary rights on, ILEX's products and product candidates; the accuracy of Genzyme's and ILEX's information concerning the markets for their respective products and product candidates, including growth projections; and the risks and uncertainties described in reports filed by Genzyme and ILEX with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation the information contained under the heading "Factors Affecting Future Operating Results" in Genzyme's Quarterly Report on Form 10Q for the quarter ended September 30, 2003 and in ILEX's Form 10-K for the year ended December 31, 2002. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and we undertake no obligation to update or revise the statements, risks or reasons. All forward looking statements are expressly qualified in their entirety by this cautionary statement.

     Genzyme(R) is a registered trademark of Genzyme Corporation. CAMPATH(R) and MABCAMPATH(R) are registered trademarks of ILEX Oncology, Inc. or its subsidiaries.

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Genzyme Corporation to Acquire ILEX Oncology, Inc. - page 9

Rituxan(R) is a registered trademark of Biogen Idec, Inc. Rebif(R) is a registered trademark of Ares Trading S.A.

CONFERENCE CALL INFORMATION

     There will be a joint conference call today at 5:30 p.m. ET to discuss the proposed merger between Genzyme Corporation and ILEX Oncology, Inc. If you would like to participate, please call 719-457-2658. A replay of this call will be available from 8:30 p.m. ET on Thursday, February 26 to midnight ET on March 4 by calling 719-457-0820. Please refer to reservation number 740574. This call will also be webcast live at the investor section of www.genzyme.com

     Morgan Stanley acted as financial advisor and Ropes & Gray LLP acted as legal counsel to Genzyme. UBS Securities LLC and Fulbright & Jaworski, L.L.P. acted as financial and legal advisors, respectively, for ILEX.

                                      # # #

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